Exhibit 1
[LETTERHEAD OF SCHOONOVER BOYER + ASSOCIATES]
January 9, 2008
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:::
We have read and agree with the comments in Item 4.01 of Form 8-K of Crown NorthCorp, Inc. dated January 9, 2008.
Yours truly,
/s/ SCHOONOVER BOYER + ASSOCIATES